EXHIBIT 23


HAUGEN, SPRINGER & CO.
Certified Public Accountants

9250 East Costilla Avenue                    Robert S. Haugen, C.P.A.
Suite 150                                    Charles K. Springer, C.P.A.
Englewood, Colorado 80012
(303) 799-6969
FAX (303) 799-6974



                          CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Vari-L Company, Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Vari-L Company, Inc. of our report dated February 5, 1997, relating to the balance sheets of Vari-L Company, Inc. as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1996 Annual Report on Form 10-KSB of Vari-L Company, Inc., incorporated herein by reference.


                                   /s/Haugen, Springer & Co.
                                   HAUGEN, SPRINGER & CO.


September 10, 1997